EXHIBIT 10.2.13

March 7, 2025

EVOLUTION PETROLEUM CORPORATION

EVOLUTION PETROLEUM OK, INC.

NGS TECHNOLOGIES, INC.

EVOLUTION ROYALTIES, INC.

EVOLUTION PETROLEUM WEST, INC.

1155 Dairy Ashford Rd. Suite 425

Houston, Texas 77079

Attention:  Kelly Loyd

E-mail:  kloyd@evolutionpetroleum.com

Re:

Credit Agreement dated as of April 11, 2016, as amended, by and among EVOLUTION PETROLEUM CORPORATION, a Nevada corporation (“EPC”), EVOLUTION PETROLEUM OK, INC., a Texas corporation (“Evolution Texas”), NGS TECHNOLOGIES, INC., a Delaware corporation (“NGS”), EVOLUTION ROYALTIES, INC., a Delaware corporation (“Evolution Royalties”; EPC, Evolution Texas, NGS, and Evolution Royalties are collectively referred to herein as the “Original Borrowers”), EVOLUTION PETROLEUM WEST, INC., a Delaware corporation (“Evolution West”; Evolution West and the Original Borrowers are collectively referred to herein as the “Borrowers”) and MIDFIRST BANK, a federally chartered savings association (“MidFirst”):

Dear Mr. Loyd:

This letter is in reference to the Credit Agreement described above. Capitalized terms not otherwise defined herein shall be defined as set forth in the Credit Agreement. Your execution below memorializes your acknowledgement and agreement to the following:

In consideration of Borrowers’ reduction of the outstanding principal balance of the Loan to $35,500,000, MidFirst hereby increases the MFB Margined Collateral Value to $75,000,000 in connection with the company’s recently announced acquisition of assets in New Mexico, Texas, and Louisiana. In the event the closing of the acquisition does not occur, MidFirst Bank will promptly redetermine the MFB Margined Collateral Value to exclude the value of the acquisition assets.

The hedging requirements of Section 7.18 notwithstanding, as long as the Borrowers remain in the 25% required volume hedging tier, MidFirst Bank shall permit the Borrowers, in each month of the calendar year ending December 31, 2026 to hedge not less than 72% of natural gas volumes rather than the 25% oil volume hedges required by the Credit Agreement.

For the avoidance of doubt, the obligation of the Borrowers to comply with either of the “Compliance Alternatives” set forth in that certain letter amendment dated January 6, 2025, among the parties hereto with respect to the Credit Agreement, shall be superseded by this Amendment as of the date first written above.

The rest and remainder of the Credit Agreement and all other Loan Documents executed in connection therewith shall remain unchanged and in full force and effect, except as amended and changed by this Amendment.

Executed this 7th day of March, 2025.

Respectfully submitted,

MIDFIRST BANK, a federally chartered savings bank

By:	/s/ CHAY KRAMER
Name:	Chay Kramer
Title:	1st Vice President

ACKNOWLEDGED, AGREED AND ACCEPTED, this   7th   day of    March    , 2025.

EVOLUTION PETROLEUM CORPORATION, a Nevada corporation

By:	/s/ KELLY LOYD
Name:	Kelly Loyd
Title:	Chief Executive Officer and President

EVOLUTION PETROLEUM OK, INC., a Texas corporation

By:	/s/ KELLY LOYD
Name:	Kelly Loyd
Title:	Chief Executive Officer and President

NGS TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ KELLY LOYD
Name:	Kelly Loyd
Title:	Chief Executive Officer and President

EVOLUTION ROYALTIES, INC., a Delaware corporation

By:	/s/ KELLY LOYD
Name:	Kelly Loyd
Title:	Chief Executive Officer and President

EVOLUTION PETROLEUM WEST, INC., a Delaware corporation

By:	/s/ KELLY LOYD
Name:	Kelly Loyd
Title:	Chief Executive Officer and President